UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Materials under § 240.14a-12

S&P Global Inc.

(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No Fee Required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Vote by Internet
• Go to www.investorvote.com/SPGI
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Important Notice Regarding the Availability of Proxy Materials for

S&P Global’s Annual Meeting of Shareholders to be Held on April 26, 2017

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.investorvote.com/SPGI
Step 2: Click on the icon on the right to view current meeting materials.
Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 13, 2017 to facilitate timely delivery.

Shareholder Meeting Notice

S&P Global Inc.’s Annual Meeting of Shareholders will be held on Wednesday, April 26, 2017 at 55 Water Street, New York, New York 10041, at 11:00 a.m. (EDT) in the 36th floor Conference Center.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR all director nominees listed, for a frequency of 1 YEAR on Proposal 3 and FOR Proposals 2 and 4.

1.	Election of Directors: Marco Alverà, William D. Green; Charles E. Haldeman, Jr.; Stephanie C. Hill; Rebecca Jacoby; Monique F. Leroux; Maria R. Morris; Douglas L. Peterson; Sir Michael Rake; Edward B. Rust, Jr.; Kurt L. Schmoke and Richard E. Thornburgh.

2.	Vote to approve, on an advisory basis, the executive compensation program for the Company’s named executive officers.

3.	Vote, on an advisory basis, on the frequency on which the Company conducts an advisory vote on executive compensation.

4.	Vote to ratify the appointment of Ernst & Young LLP as our independent Registered Public Accounting Firm for 2017.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares, you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

ADMISSION TICKET

S&P Global Inc.

2017 Annual Meeting of Shareholders

Wednesday, April 26, 2017

10:00 a.m. (EDT) – Registration opens (Lobby)

11:00 a.m. (EDT) – Annual Meeting (36th floor Conference Center)

55 Water Street

New York, New York 10041-0003

If you wish to attend the Annual Meeting of Shareholders in person, please present this admission ticket and a valid picture identification at the door for admission. Cameras, large bags, briefcases, packages, recording equipment and other electronic devices will not be permitted at the Annual Meeting.

Annual Meeting Available by Webcast

To listen to the Annual Meeting, go to http://investor.spglobal.com and click on the link for the live webcast.

Voting Available 24 hours

a day, 7 days a week!

Proxies submitted by the Internet must be received

by 11:59 PM, Eastern Time, on April 25, 2017.

VALIDATION DETAILS ARE LOCATED ON THE REVERSE SIDE IN THE SHADED BAR.

Vote by Internet

• Go to www.investorvote.com/SPGI

• Or scan the QR code with your smartphone

• Follow the steps outlined on the secure website

Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.

If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

g Internet – Go to www.investorvote.com/SPGI. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

g Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

g Email – Send email to investorvote@computershare.com with “Proxy Materials S&P Global Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 13, 2017.